  EXHIBIT 10.29

DEBT SETTLEMENT AGREEMENT

TO: Instadose Pharma Corp.
5500 North Service Road, Suite 301
Burlington, Ontario L7L 6W6

RECITALS:

A. On or about October 31, 2018, The Maye International Group SARL ("**TMIG**") entered into a memorandum of understanding (also referred to as the "**Protocol Agreement**") with the Ministry of Agriculture (the "**Ministry**") of The Democratic Republic of the Congo (the "**DRC**"). The Protocol Agreement, among other things, set forth the terms and conditions (the "**Terms and Conditions**") under which TMIG could obtain an official authorization to cultivate medicinal cannabis in the DRC (the "**Medicinal Cannabis Rights**") exclusively for medicinal and scientific purposes. Included within the Terms and Conditions was an obligation on TMIG to contribute no less than twenty-five million U.S. dollars (UD$25,000,000) towards the construction and development of medicinal cannabis project infrastructure (the "**Infrastructure Funding Obligation**"). As set forth by the Protocol Agreement, TMIG would be granted the Medicinal Cannabis Rights upon completing all of the Terms and Conditions, including, but not limited to, the Infrastructure Funding Obligation.

B. Between the dates of November 21, 2018 and December 20, 2018, the undersigned made a series of advances and expenditures on behalf of TMIG totalling thirty-five million U.S. dollars (US$35,000,000) (the "**Medicinal Cannabis Rights Expenditures**") with twenty-five million U.S. dollars (US$25,000,000) of said Medicinal Cannabis Rights Expenditures being made in satisfaction of TMIG's Infrastructure Funding Obligation.

C. On February 11, 2019, TMIG and Instadose Pharma Corp. ("**Instadose Pharma**") entered into a joint venture agreement (the "**TMIG JV Agreement**") that would see Instadose Pharma secure the exclusive right to monetize TMIG's Medicinal Cannabis Rights granted by the Ministry to TMIG under the Protocol Agreement (the "**Instadose Pharma Monetization Rights**"). In exchange for the Instadose Pharma Monetization Rights, Instadose Pharma agreed to assume TMIG's obligation to repay the full amount of the Infrastructure Funding Obligation paid by the undersigned on behalf, and for the benefit of, TMIG. On February 19, 2019, Instadose Pharma and TMIG executed "Annex A" to the TMIG JV Agreement to, among other things, formalize Instadose Pharma's further agreement to assume and repay to the undersigned the remaining ten million U.S. dollars (US$10,000,000) in additional advances under the Medicinal Cannabis Rights Expenditures over and above TMIG's Infrastructure Funding Obligation in exchange for the Instadose Pharma Monetization Rights.

D. Today, Instadose Pharma is indebted to the undersigned (the "**Creditor**") in an amount equal to the full dollar value of the Medicinal Cannabis Rights Expenditures set forth above (the "**Indebtedness**"). The Creditor is willing to settle the full amount of the Indebtedness as more fully identified in Schedule "A" on the terms and conditions set out in Schedule "B" and this Agreement.

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

1. **Indebtedness**: Instadose Pharma acknowledges its indebtedness to the Creditor in the amount described in Schedule "A". The Creditor confirms that the Indebtedness described in Schedule "A" is the total (and only) amount owing to the Creditor by Instadose Pharma.

2. **Settlement Terms**: The Creditor agrees to settle the Indebtedness in exchange for the issuance to the Creditor of that number of common shares which is listed in Schedule "B" (the "**Settlement Securities**") at a deemed value of $8.75 per share. Upon issuance of the Settlement Securities, the Indebtedness will be absolutely satisfied, released and discharged.

3. **Closing**: The Settlement Securities shall be issued to the Creditor as soon as reasonably possible following.

4. **Settlement Securities**: The Creditor directs Instadose Pharma to register the Settlement Securities as set out in Schedule "B" and to deliver certificates representing the Settlement Securities as set out in Schedule "B". The Creditor acknowledges that the issuance of Settlement Securities hereunder is to be made in reliance on an exemption from the prospectus and registration requirements of applicable securities legislation and accordingly the Creditor will not have the benefit of information which would be contained in a prospectus and certain protections, rights and remedies provided by applicable securities legislation will not be available to the Creditor.

5. **Consent to Collection and Use of Information.** The Creditor acknowledges that this Agreement requires the Creditor to provide certain personal information to Instadose Pharma. Such information is being collected by Instadose Pharma for the purposes of completing the issuance of the Settlement Securities, which includes, without limitation, completing filings required by the securities commissions and/or other securities regulatory authorities. The Creditor agrees that the Creditor's information may be disclosed by Instadose Pharma to (a) securities commissions and/or other securities regulatory authorities, (b) Instadose Pharma's registrar and transfer agent, and (c) any of the other parties involved in this settlement, including legal counsel. In the case of information provided to the securities commissions and other securities regulatory authorities, such information is being collected indirectly by them for the purpose of the administration and enforcement of the applicable securities laws and the Creditor authorizes the indirect collection of such information

by them. The Creditor consents to the foregoing collection, use and disclosure of the Creditor's information and to the collection, use and disclosure of the Creditor's information by the securities commissions and other securities regulatory authorities. The title, business address and business telephone number of the public official in Ontario who can answer questions about the Ontario Securities Commission's indirect collection of the information is the Administrative Assistant to the Administrative Support Clerk, Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 (Telephone: 416-593-3684).

6. **Representations by Instadose Pharma**: Instadose Pharma represents and warrants to the Creditor that:

   (a) this Agreement has been duly authorized, executed and delivered by Instadose Pharma and constitutes a legal and enforceable obligation of Instadose Pharma; and

   (b) upon issuance of the Settlement Securities to the Creditor, all necessary corporate action will have been taken by Instadose Pharma to create, allot and issue the Settlement Securities and the Settlement Securities will be validly issued as fully paid and non-assessable.

7. **Representations by the Creditor**: The Creditor represents and warrants to Instadose Pharma that:

   (a) the Creditor is resident in the province or jurisdiction set out in the Creditor's address contained in Schedule "A" to this Agreement;

   (b) the Creditor will be the beneficial owner of the Settlement Securities;

   (c) The Creditor has not assigned all or any part of the Indebtedness and is free to settle the Indebtedness on the terms set out in this Agreement; and

   (d) if the Creditor is a not an individual, (i) the Creditor has the power and authority to enter into this Agreement and carry out its terms and conditions, and (ii) the execution and delivery of this Agreement has been validly authorized by all necessary action of the Creditor.

8. **Counterparts**: This Agreement may be executed in one or more counterparts and each such counterpart shall be deemed to be part of and form one single document. This Agreement may be delivered by fax or email attachment.

9. **Governing Law**: This Agreement shall be governed by the laws of the Province of Ontario, Canada and the parties attorn to that jurisdiction if there is any dispute under this Agreement.

10. **Enurement**: This Agreement shall enure to the benefit of and be binding on the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement may not be assigned by either party without the written consent of the other party.

IN WITNESS WHEREOF the Creditor has executed this Agreement.

DATED: May 25, 2021

Grant Ferdinand Sanders

ACCEPTANCE

This Agreement is acknowledged, accepted and agreed to by Instadose Pharma.

DATED: May 25, 2021

INSTADOSE PHARMA CORP.

Per:
Name: Loren S. Greenspoon
Title: Chief Legal Officer

Schedule "A"
Creditor Information

Name of Creditor: **Grant Ferdinand Sanders**

Address: **5500 North Service Road, Suite 301, Burlington, ON L7L 6W6**

Phone Number: **905-320-1986**

Email Address: **gfsanders905@gmail.com**

Status (highlight the correct answer in bold):

1. Is the Creditor an insider of Instadose Pharma? **Yes**/no
2. Is the Creditor a registrant under securities legislation? Yes/**no**
3. Is the Creditor a member of the Pro Group[1]? Yes/**no**

Indebtedness settled under this Agreement (the "**Indebtedness**"):

Amount Description adjusted into CAD: **$45,825,775.01** less a reduction of **$5,047,011.99** for a remaining total Indebtedness of **$40,778,763** to be converted into Settlement Securities.

Description: **Repayment of the Medicinal Cannabis Rights Expenditures**

Schedule "B"
Settlement

The Creditor agrees to accept the following common shares issued by Instadose Pharma in full payment of the Indebtedness.

Common Shares:	**4,660,430 common shares of Instadose Pharma Corp.**
Registration Instructions:	**Same as the address of the Creditor in Schedule "A".**
Delivery Instructions:	**Same as registration instructions**